Exhibit 99.11
MEDICIS PHARMACEUTICAL CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
Monday, December 19, 2005
4:00 p.m. local time
Hyatt Regency Scottsdale Resort and Spa
at Gainey Ranch
7500 East Doubletree Ranch Road
Scottsdale, Arizona 85258

Medicis Pharmaceutical Corporation 8125 North Hayden Road Scottsdale, Arizona 85258	proxy

This proxy is solicited by the Board of Directors of Medicis Pharmaceutical Corporation for use at the Annual Meeting of Stockholders of Medicis Pharmaceutical Corporation on December 19, 2005.
This proxy when properly executed will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 4 and 5, and all of the nominees for director named in Item 3.
By signing the proxy, you revoke all prior proxies and appoint Jonah Shacknai and Mark A. Prygocki, Sr. and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
See reverse for voting instructions.

Medicis Pharmaceutical Corporation

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on [Wells Fargo to insert Deadline], 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com//
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on [Wells Fargo to insert Deadline], 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
•	Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card
The Board of Directors Recommends a Vote FOR Items 1, 2, 4 and 5, and all of the nominees for director named in Item 3.

1.	Approval of the issuance of shares of Medicis Class A common stock, pursuant to the Agreement and Plan of Merger, dated as of March 20, 2005, by and among Medicis Pharmaceutical Corporation, Masterpiece Acquisition Corp., a wholly-owned subsidiary of Medicis, and Inamed Corporation.	☐	For	☐	Against	☐	Abstain

2.	Approval of an amendment to Medicis’ certificate of incorporation to increase the number of authorized shares of Medicis common stock from 150,000,000 to 300,000,000 and change Medicis’ name from “Medicis Pharmaceutical Corporation” to “Medicis”.	☐	For	☐	Against	☐	Abstain

3.	Election of Directors 01 Spencer Davidson 02 Stuart Diamond 03 Peter S. Knight, Esq.	☐	Vote FOR all nominees (except as marked)			☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

4.	Ratification of the selection of Ernst & Young LLP as independent auditors of Medicis for the fiscal year ending June 30, 2006 and any interim periods resulting from a change to Medicis’ fiscal year-end.	☐	For	☐	Against	☐	Abstain

5.	Adjournment of the Medicis annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Medicis annual meeting in favor of the foregoing.	☐	For	☐	Against	☐	Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2, 4 and 5, AND ALL THE NOMINEES FOR DIRECTOR NAMED IN ITEM 3.
Address Change? Mark Box ☐ Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, guardians, executors and attorneys-in-fact, should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.